Exhibit 99.1

Media Contact:

Kurt Jaeckel, Kodak, +1 585-490-8646, kurt.jaeckel@kodak.com

Investor Contact:

Anthony Redding, Kodak, +1 585-724-4053, shareholderservices@kodak.com

Kodak Reports Second-Quarter 2025 Financial Results

ROCHESTER, N.Y., August 11, 2025 – Eastman Kodak Company (NYSE: KODK) today reported financial results for the second quarter 2025.

Second quarter 2025 highlights include:

•
Consolidated revenues of $263 million, compared with $267 million for Q2 2024, a decrease of $4 million or 1 percent
•
Gross profit of $51 million, compared with $58 million for Q2 2024, a decrease of $7 million or 12 percent
•
Gross profit percentage of 19 percent, compared with 22 percent for Q2 2024, a decrease of 3 percentage points
•
GAAP net loss of $26 million, compared with net income of $26 million for Q2 2024, a decrease of $52 million or 200 percent
•
Operational EBITDA of $9 million, compared with $12 million for Q2 2024, a decrease of $3 million or 25 percent
•
A quarter-end cash balance of $155 million, compared with $201 million on December 31, 2024, a decrease of $46 million; cash flow from operations decreased by $40 million from the prior-year period

“In the second quarter, Kodak continued to make progress against our long-term plan despite the challenges of an uncertain business environment,” said Jim Continenza, Kodak’s Executive Chairman and CEO. “While tariffs did not have a material impact on our business in Q2, we are assessing the potential impact of new tariffs going forward. It’s important to note that Kodak is committed to U.S. manufacturing — in fact, we manufacture a wide range of products in the U.S., including lithographic printing plates, photographic and industrial films, inkjet presses and inks, and pharmaceutical key starting ingredients — and our expectation is that tariffs instituted by the U.S. government are designed to protect American businesses like ours. We continue to accelerate the growth of our Advanced Materials & Chemicals ("AM&C") business. I’m pleased to report that our AM&C group’s cGMP pharmaceutical manufacturing facility is now registered with the FDA and certified to manufacture and

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sell regulated pharmaceutical products, expanding our current business in unregulated pharmaceutical products. The facility will begin operation manufacturing phosphate buffered saline (PBS) for laboratory use and create a bridge to manufacturing more sophisticated specialty products, such as injectable IV saline, in the future. For the balance of the year, we plan to focus on serving our customers, strengthening our balance sheet and developing growth businesses for our future.”

For the quarter ended June 30, 2025, revenues were $263 million, a decrease of $4 million or 1 percent compared to the same period in 2024. Adjusting for the favorable impact of foreign exchange of $5 million, revenues decreased by $9 million, or 3 percent when compared to the prior year.

GAAP net loss was $26 million for the quarter, compared to net income of $26 million in 2024, a decrease of $52 million or 200 percent. Operational EBITDA for the quarter ended June 30, 2025, was $9 million, compared to $12 million in 2024, a decrease of $3 million or 25 percent. Adjusting for the favorable impact of foreign exchange of $1 million, Operational EBITDA decreased by $4 million or 33% compared to the prior year. The decrease in Operational EBITDA was primarily driven by lower volumes and higher aluminum and manufacturing costs, partially offset by price increases and lower spend on investments in information technology systems, organizational structure and costs associated with trade shows.

Kodak ended the quarter with a cash balance of $155 million, a decrease of $46 million from December 31, 2024. The decrease was primarily driven by capital expenditures to fund growth initiatives, changes in working capital, impact of higher costs and lower profitability from operations.

“During the second quarter, Kodak continued its focus on improving the efficiency of our operations and investing in growth initiatives in our AM&C group,” said David Bullwinkle, Kodak’s CFO. “Revenue for the quarter was roughly flat year over year, which was in line with expectations, and we continued to see revenue growth in our AM&C business. In Q2 we saw a significant improvement in our use of cash compared with the first quarter, reducing our cash balance by $3 million to $155 million, compared with $201 million on December 31, 2024. The termination of our U.S. Kodak Retirement Income Plan and subsequent reversion of excess funds to pay down debt is progressing as planned. We expect to have a clear understanding by August 15 of how we will satisfy our obligations to all plan participants, and we anticipate completing the reversion by December of 2025. For the second half of the year, we will continue to focus on reducing costs today and converting our investments into long-term growth.”

Kodak Reports Second-Quarter 2025 Financial Results Page 3

Going Concern Assessment

Kodak has included a disclosure regarding its going concern assessment in its second quarter 2025 Form 10-Q filing. Kodak’s plans to adequately fund its preferred stock and debt obligations when they become due are to use the proceeds from the expected reversion of cash to the Company upon settlement of obligations under the Kodak Retirement Income Plan to reduce the amount of term debt and to amend, extend or refinance its remaining debt and preferred stock obligations. These plans are not solely within Kodak’s control and therefore are not deemed “probable” under U.S. GAAP accounting rules. As a result, these conditions raise substantial doubt about the Company’s ability to continue as a going concern as of the issuance date of the Company’s second quarter financials. Refer to Going Concern subsection of Note 1, “Basis of Presentation and Recent Accounting Pronouncements” in the Company’s second quarter 2025 Form 10-Q for additional information.

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Revenue and Operational EBITDA by Reportable Segment Q2 2025 vs. Q2 2024

(in millions)
Q2 2025 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$178	$75	$6	$259
Operational EBITDA *	$(4)	$8	$5	$9

Q2 2024 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$186	$73	$4	$263
Operational EBITDA *	$-	$8	$4	$12

Q2 2025 vs. Q2 2024 Actuals B(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$(8)	$2	$2	$(4)
Operational EBITDA *	$(4)	$-	$1	$(3)

Q2 2025 Actuals on constant currency ** vs. Q2 2024 Actuals B(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$(13)	$2	$2	$(9)
Operational EBITDA *	$(4)	$(1)	$1	$(4)

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

** The impact of foreign exchange represents the foreign exchange impact using average foreign exchange rates for the three months ended June 30, 2024, rather than the actual average exchange rates in effect for the three months ended June 30, 2025.

Eastman Business Park segment is not a reportable segment and is excluded from the table above.

About Kodak

Kodak (NYSE: KODK) is a leading global manufacturer focused on commercial print and advanced materials & chemicals. With 79,000 worldwide patents earned over 130 years of R&D, we believe in the power of technology and science to enhance what the world sees and creates. Our innovative, award-winning products, combined with our customer-first approach, make us the partner of choice for commercial printers worldwide. Kodak is committed to environmental stewardship, including industry leadership in developing sustainable solutions for print. For additional information on Kodak, visit us at kodak.com, or follow us on X @Kodak and LinkedIn.

Kodak Reports Second-Quarter 2025 Financial Results Page 5

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar words and expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s current expectations and assumptions. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results or outcomes, or timing of actual results or outcomes, to differ materially from historical results or those expressed in or implied by such forward-looking statements.

Important factors that could cause actual events, results or outcomes, or their timing, to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2024 under the headings “Business,” “Risk Factors,” “Legal Proceedings,” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” in the corresponding sections of Kodak’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve strategic objectives, cash forecasts, financial projections and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to obtain additional or alternate financing if and as needed, Kodak’s continued ability to manage world-wide cash through intercompany loans, distributions and other mechanisms, and Kodak’s ability to provide or facilitate financing for its customers; Kodak’s receipt of projected reversion proceeds from the liquidation of the Kodak Retirement Income Plan (KRIP) at the time contemplated; Kodak’s ability to fund continued investments, capital needs and collateral requirements and to service its debt and Series B Preferred Stock and Series C Preferred Stock; changes in foreign currency exchange rates, commodity prices, interest rates and tariff rates; the impact of the global economic environment, including inflationary pressures, geopolitical issues such as the war in Ukraine and conflicts involving Israel, medical epidemics, changes in trade policies, including tariffs or other trade restrictions or the threat of such actions, and Kodak’s ability to effectively mitigate the associated increased costs of aluminum and other raw materials, energy, labor, shipping, delays in shipment and production times, and fluctuations in demand; Kodak’s ability to effectively compete with large, well-financed industry participants or with competitors whose cost structure is lower than Kodak’s; the performance by third parties of their obligations to supply products, components or services to Kodak and Kodak’s ability to address supply

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chain disruptions and continue to obtain raw materials and components available from single or limited sources of supply, which may be adversely affected by the war in Ukraine, the conflicts involving Israel, changes in trade policies, including tariffs or other trade restrictions or the threat of such actions, and residual effects of the COVID-19 pandemic; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s ability to effectively anticipate technology and industry trends, including related to artificial intelligence (AI), and develop and market new products, solutions and technologies, including products based on its technology and expertise that relate to industries in which it does not currently conduct material business; Kodak’s ability to effect strategic transactions, such as investments, acquisitions, strategic alliances, divestitures and similar transactions, or to achieve the benefits sought to be achieved from such strategic transactions; Kodak’s continued ability to manage, defend and resolve a variety of current and legacy claims without incurring material losses or disruptions to its business and to bear the costs associated with such claims; Kodak’s ability to discontinue, sell or spin-off certain non-core businesses or operations, or otherwise monetize assets; and the potential impact of force majeure events, cyber‐attacks or other data security incidents or information technology (IT) outages that could disrupt or otherwise harm Kodak’s operations.

Future events and other factors may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

In this second quarter 2025 financial results news release, reference is made to the following non-GAAP financial measures:

•
Operational EBITDA; and
•
Revenues and Operational EBITDA on a constant currency basis.

Kodak believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). Operational EBITDA represents the (loss) earnings from continuing operations excluding the provision for income taxes; non-service cost components of pension and other postemployment benefits income; depreciation and amortization expense; restructuring costs and other; consulting and other costs; stock-based compensation expense; idle costs; other operating expense; interest expense; and other charges, net.

The change in revenues and Operational EBITDA on a constant currency basis, as presented in this financial results news release, is calculated by using average foreign exchange rates for the three

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months ended June 30, 2024, rather than the actual average exchange rates in effect for the three months ended June 30, 2025.

The following table reconciles the most directly comparable GAAP measure of Net (Loss) Income to Operational EBITDA and Operational EBITDA on a constant currency basis for the three months ended June 30, 2025 and 2024, respectively:

(in millions)	Q2 2025	Q2 2024	$Change	% Change
Net (Loss) Income	$(26)	$26	$(52)	(200)%
Depreciation and amortization	7	6	1
Restructuring costs and other (1)	6	—	6
Stock based compensation	1	1	—
Consulting and other costs (2)	(1)	1	(2)
Idle costs (3)	1	1	—
Other operating expense, net (4)	—	1	(1)
Interest expense (4)	15	15	—
Pension income excluding service cost component (4)	(16)	(41)	25
Other charges, net (4)	20	1	19
Provision for income taxes (4)	2	1	1
Operational EBITDA	$9	$12	$(3)	(25)%
Impact of foreign exchange (5)	(1)	—	(1)
Operational EBITDA on a constant currency basis	$8	$12	$(4)	(33)%

Footnote Explanations:

(1)
Restructuring costs and other for the three months ended June 30, 2025 included $5 million that was recorded in Restructuring costs and other in the Consolidated Statement of Operations. The remaining $1 million related to inventory write-offs and was recorded as Cost of revenues in the Consolidated Statement of Operations.
(2)
Consulting and other costs are professional services and internal costs associated with corporate strategic initiatives and litigation. Consulting and other costs included $1 million of income in the three months ended June 30, 2025, respectively, representing insurance reimbursement of legal costs previously paid by the Company associated with investigations and litigation matters.
(3)
Consists of third-party costs such as security, maintenance, and utilities required to maintain land and buildings in certain locations not used in any Kodak operations and the costs, net of any rental income received, of underutilized portions of certain properties.
(4)
As reported in the Consolidated Statement of Operations
(5)
The impact of foreign exchange is calculated by using average foreign exchange rates for the three months ended June 30, 2024, rather than the actual average exchange rates in effect for the three months ended June 30, 2025.

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A.
FINANCIAL STATEMENTS

Eastman Kodak Company

Consolidated Statement of Operations (Unaudited)

	Three Months Ended
	June 30,
(in millions, except per share data)	2025	2024
Revenues
Sales	$226	$227
Services	37	40
Total revenues	263	267
Cost of revenues
Sales	184	181
Services	28	28
Total cost of revenues	212	209
Gross profit	51	58
Selling, general and administrative expenses	41	47
Research and development costs	9	8
Restructuring costs and other	6	—
Other operating expense, net	—	1
(Loss) earnings from operations before interest expense, pension income excluding service cost component, other charges, net and income taxes	(5)	2
Interest expense	15	15
Pension income excluding service cost component	(16)	(41)
Other charges, net	20	1
(Loss) earnings from operations before income taxes	(24)	27
Provision for income taxes	2	1
NET (LOSS) EARNINGS	$(26)	$26

Basic net (loss) earnings per share attributable to Eastman Kodak Company common shareholders	$(0.36)	$0.25
Diluted net (loss) earnings per share attributable to Eastman Kodak Company common shareholders	$(0.36)	$0.23

Number of common shares used in basic and diluted net (loss) earnings per share
Basic	80.9	80.1
Diluted	80.9	92.4

The notes accompanying the financial statements contained in the Company’s second quarter 2025 Form 10-Q are an integral part of these consolidated financial statements.

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Eastman Kodak Company

Consolidated Statement of Financial Position (Unaudited)

	June 30,	December 31,
(in millions, except per share data)	2025	2024
ASSETS
Cash and cash equivalents	$155	$201
Trade receivables, net of allowances of $8 and $7, respectively	149	138
Inventories, net	238	219
Other current assets	32	37
Total current assets	574	595
Property, plant and equipment, net of accumulated depreciation of $501 and $482, respectively	199	189
Goodwill	12	12
Intangible assets, net	18	20
Operating lease right-of-use assets	39	27
Restricted cash	90	92
Pension and other postretirement assets	939	989
Other long-term assets	62	77
TOTAL ASSETS	$1,933	$2,001

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY
Accounts payable, trade	$111	$120
Short-term borrowings and current portion of long-term debt	479	1
Current portion of operating leases	12	11
Other current liabilities	127	129
Total current liabilities	729	261
Long-term debt, net of current portion	11	466
Pension and other postretirement liabilities	213	197
Operating leases, net of current portion	32	21
Other long-term liabilities	198	197
Total liabilities	1,183	1,142

Commitments and Contingencies (Note 7)

Redeemable, convertible preferred stock, no par value, $100 per share liquidation preference	222	218

EQUITY
Common stock, $0.01 par value	—	—
Additional paid in capital	1,147	1,150
Treasury stock, at cost	(14)	(12)
Accumulated deficit	(426)	(393)
Accumulated other comprehensive loss	(179)	(104)
Total shareholders’ equity	528	641
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY	$1,933	$2,001

The notes accompanying the financial statements contained in the Company’s second quarter 2025 Form 10-Q are an integral part of these consolidated financial statements.

Kodak Reports Second-Quarter 2025 Financial Results Page 10

Eastman Kodak Company

Consolidated Statement of Cash Flows (Unaudited)

	Six Months Ended
	June 30,
(in millions)	2025	2024
Cash flows from operating activities:
Net (loss) earnings	$(33)	$58
Adjustments to reconcile to net cash (used in) provided by operating activities:
Depreciation and amortization	14	13
Pension and postretirement income	(28)	(73)
Asset impairment	17	—
Paid-in-kind interest expense	21	11
Non-cash changes in workers' compensation and employee benefit reserves	1	(1)
Stock based compensation	3	4
Net gain from sale of assets	—	(17)
Provision (benefit) for deferred income taxes	1	(1)
(Increase) decrease in trade receivables	(3)	51
Decrease (increase) in miscellaneous receivables	3	(1)
Increase in inventories	(13)	(18)
Decrease in trade payables	(8)	(1)
Decrease in liabilities excluding borrowings and trade payables	(21)	(22)
Other items, net	16	7
Total adjustments	3	(48)
Net cash (used in) provided by operating activities	(30)	10
Cash flows from investing activities:
Additions to properties	(24)	(19)
Proceeds from sale of assets	5	17
Net cash used in investing activities	(19)	(2)
Cash flows from financing activities:
Repayment of Amended and Restated Term Loan Agreement	—	(17)
Preferred stock cash dividend payments	(2)	(2)
Treasury stock purchases	(2)	(1)
Net cash used in financing activities	(4)	(20)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	5	(5)
Net decrease in cash, cash equivalents and restricted cash	(48)	(17)
Cash, cash equivalents and restricted cash, beginning of period	301	377
Cash, cash equivalents and restricted cash, end of period	$253	$360

The notes accompanying the financial statements contained in the Company’s second quarter 2025 Form 10-Q are an integral part of these consolidated financial statements.